Exhibit 2.6

LISTING PROSPECTUS

Mobile TeleSystems Open Joint-Stock Company

Exchange-traded interest-bearing non-convertible documentary bonds of the BO-01 series payable to bearer and subject to mandatory deposit in the amount of 10,000,000 (Ten million) units with a nominal value of RUR 1,000 (One thousand) each and a total nominal value of RUR 10,000,000,000 (Ten billion) with a maturity on the 3,640th (Three thousand six hundred and fortieth) day from the flotation start date for the BO-01 Exchange-Traded Bonds placed by public offering, which may be repaid early upon demand of the owners and at the discretion of the Issuer

Exchange-traded interest-bearing non-convertible documentary bonds of the BO-02 series payable to bearer and subject to mandatory deposit in the amount of 10,000,000 (Ten million) units with a nominal value of RUR 1,000 (One thousand) each and a total nominal value of RUR 10,000,000,000 (Ten billion) with a maturity on the 5,460th (Five thousand four hundred and sixtieth) day from the flotation start date for the BO-02 Exchange-Traded Bonds placed by public offering, which may be repaid early upon demand of the owners and at the discretion of the Issuer

Exchange-traded interest-bearing non-convertible documentary bonds of the BO-03 series payable to bearer and subject to mandatory deposit in the amount of 5,000,000 (Five million) units with a nominal value of RUR 1,000 (One thousand) each and a total nominal value of RUR 5,000,000,000 (Five billion) with a maturity on the 3,640th (Three thousand six hundred and fortieth) day from the flotation start date for the BO-03 Exchange-Traded Bonds placed by public offering, which may be repaid early upon demand of the owners and at the discretion of the Issuer

Exchange-traded interest-bearing non-convertible documentary bonds of the BO-04 series payable to bearer and subject to mandatory deposit in the amount of 5,000,000 (Five million) units with a nominal value of RUR 1,000 (One thousand) each and a total nominal value of RUR 5,000,000,000 (Five billion) with a maturity on the 5,460th (Five thousand four hundred and sixtieth) day from the flotation start date for the BO-04 Exchange-Traded Bonds placed by public offering, which may be repaid early upon demand of the owners and at the discretion of the Issuer

The information contained in this listing prospectus is subject to disclosure in accordance with the legislation of the Russian Federation on securities

THE STOCK EXCHANGE DECIDING UPON THE ADMISSION OF EXCHANGE-TRADED BONDS TO LISTING NEITHER IS RESPONSIBLE FOR THE RELIABILITY OF INFORMATION CONTAINED IN THIS LISTING PROSPECTUS, NOR EXPRESSES ITS RELATION TO THE SECURITIES PLACED BY THE FACT OF ADMISSION OF EXCHANGE-TRANDED BONDS TO LISTING

CEO, Mobile TeleSystems Open Joint Stock Company		A.A. Dubovskov
(position of the Head of the Issuer)	(signature)	(Full name)

Date: , 2013
Chief Accountant, Mobile TeleSystems Open Joint Stock Company		A.V. Dvoretskikh
(position of the person acting as the Chief Accountant of the Issuer)	(signature) L.S.	(Full name)

Date: , 2013

Introduction

Mobile TeleSystems Open Joint Stock Company, hereinafter referred to as the Company or Issuer.

a) basic information on the securities placed by the Issuer:

Exchange-traded bonds, BO-01 series:

Type of securities: exchange-traded bonds payable to bearer

Series: BO-01

Identification attributes of the issue: exchange-traded interest-bearing non-convertible documentary bonds of the BO-01 series payable to bearer and subject to mandatory deposit (hereinafter collectively referred to as Exchange-Traded Bonds and individually - Exchange-Traded Bond or Exchange-Traded Bond of the Issue), which may be repaid early upon demand of the owners and at the discretion of the Issuer.

number of securities placed: 10,000,000 (Ten million) units

nominal value: RUR 1,000 (One thousand)

Exchange-traded bonds, BO-02 series:

Type of securities: exchange-traded bonds payable to bearer

Series: BO-02

Identification attributes of the issue: exchange-traded interest-bearing non-convertible documentary bonds of the BO-02 series payable to bearer and subject to mandatory deposit (hereinafter collectively referred to as Exchange-Traded Bonds and individually - Exchange-Traded Bond or Exchange-Traded Bond of the Issue), which may be repaid early upon demand of the owners and at the discretion of the Issuer.

number of securities placed: 10,000,000 (Ten million) units

nominal value: RUR 1,000 (One thousand)

Exchange-traded bonds, BO-03 series:

Type of securities: exchange-traded bonds payable to bearer

Series: BO-03

Identification attributes of the issue: exchange-traded interest-bearing non-convertible documentary bonds of the BO-03 series payable to bearer and subject to mandatory deposit (hereinafter collectively referred to as Exchange-Traded Bonds and individually - Exchange-Traded Bond or Exchange-Traded Bond of the Issue), which may be repaid early upon demand of the owners and at the discretion of the Issuer.

number of securities placed: 5,000,000 (Five million) units

nominal value: RUR 1,000 (One thousand)

Exchange-traded bonds, BO-04 series:

Type of securities: exchange-traded bonds payable to bearer

Series: BO-04

Identification attributes of the issue: exchange-traded interest-bearing non-convertible documentary bonds of the BO-04 series payable to bearer and subject to mandatory deposit (hereinafter collectively referred to as Exchange-Traded Bonds and individually - Exchange-Traded Bond or Exchange-Traded Bond of the Issue), which may be repaid early upon demand of the owners and at the discretion of the Issuer.

number of securities placed: 5,000,000 (Five million) units

nominal value: RUR 1,000 (One thousand)

For BO-01 Exchange-Traded Bonds, BO-02 Exchange-Traded Bonds, BO-03 Exchange-Traded Bonds, BO-04 Exchange-Traded Bonds:

procedure and terms of placement:

Procedure for determining the flotation start date for bonds:

The Issuer of the Exchange-Traded Bonds and the stock exchange that admitted them to the organized listing shall provide access to the information contained in the Prospectus on Exchange-

Traded Bonds to any interested persons, regardless of the purposes of obtaining such information, not later than the flotation start date for the Exchange-Traded Bonds.

The notice on admission of Exchange-Traded Bonds to listing during their flotation and the procedure for acceding to the information contained in the Resolution on Issue and Prospectus shall be published by the Issuer in the manner and within the terms specified in p. 11 of the Resolution on Issue and p. 2.9 of the Prospectus.

The flotation start date for the Exchange-Traded Bonds shall be determined by the sole executive body of the Issuer after the Exchange-Traded Bonds are admitted to listing during their flotation. The information on the flotation start date for the Exchange-Traded Bonds determined by the Issuer shall be published by the Issuer in the manner and within the terms specified in p. 11 of the Resolution on Issue and p. 2.9 of the Prospectus. Herewith, the flotation start date for the Exchange-Traded Bonds shall be determined by the Issuer in accordance with the current federal legislation.

The flotation start date for the Exchange-Traded Bonds may be changed by the relevant decision of the sole executive body of the Issuer, provided that the requirements to the procedure for disclosing information on the change in the flotation start date for the Exchange-Traded Bonds determined by the legislation of the Russian Federation, the Resolution on Issue and the Prospectus are complied with.

If the Issuer decides to change the flotation start date disclosed in the manner provided above, the Issuer shall publish a notice on the change in the flotation start date in the manner specified in paragraph 11 of the Resolution on Issue and paragraph 2.9 of the Prospectus.

The Issuer shall notify the Stock Exchange on the change in the flotation start date not later than 1 (One) day before the relevant date.

The flotation end date, or the procedure for determination thereof:

The flotation end date for the Exchange-Traded Bonds is the earlier of the following:

a) the 3 (Third) business day upon the flotation start date for the Exchange-Traded Bonds;

b) the flotation date for the last Exchange-Traded Bond of the Issue.

Herewith, the flotation term for the Exchange-Traded Bonds cannot exceed one month from the flotation start date for the Exchange-Traded Bonds.

The issue of Exchange-Traded Bonds is not supposed to be floated in tranches.

The offering price, or the procedure for determination thereof:

The offering price of the Exchange-Traded Bonds is set at RUR 1,000 (One thousand) per an Exchange-Traded Bond (100% of the nominal value).

Starting from the second flotation day for the Exchange-Traded Bonds, the buyer also pays the accumulated coupon yield on Exchange-Traded Bonds (hereinafter referred to as ACY) determined by the following formula when making a transaction of purchase and sale of Exchange-Traded Bonds:

ACY = Nom * C * ((T - T0) / 365)/ 100%, where

ACY - accrued coupon yield, RUR

Nom - nominal value of one Exchange-Traded Bond, RUR;

C - amount of the coupon interest rate for the first coupon period, per cent per annum;

T - flotation date for Exchange-Traded Bonds;

T0 - flotation start date for Exchange-Traded Bonds.

The ACY value per one Exchange-Traded Bond shall be determined accurate to one kopeck (rounding is carried out according to the rules of mathematical rounding. Herewith, the rule of mathematical rounding means the rounding method, where the value of the whole kopeck (whole kopecks) does not change, if the first figure after the rounded one is from 0 to 4, and changes increasing by one, if the first figure after the rounded one is 5-9).

terms of security (for secured bonds): no security is provided for Exchange-Traded Bonds terms of conversion (for convertible securities): Exchange-Traded-Bonds are not convertible.

b) basic information on the securities placed by the issuer in respect of which the prospectus is registered (in case of subsequent registration of the listing prospectus (after the state registration of the report on the results of issue (additional issue) of securities): type, category (type), series (for bonds) and other identification attributes of securities, number of securities placed, nominal value (if the availability of nominal value is provided for by the legislation of the Russian Federation) (for secured bonds), terms of conversion (for convertible securities): the said securities are not available.

c) principal targets of issue and direction of using the funds received as a result of flotation of issue-grade securities:

For BO-01 Exchange-Traded Bonds, BO-02 Exchange-Traded Bonds, BO-03 Exchange-Traded Bonds, BO-04 Exchange-Traded Bonds:

Call for funds by the Issuer for funding the implementation of general corporate targets, including implementation of the investment program and replenishment of the current assets of the Issuer.

Flotation of Exchange-Traded Bonds of BO-01, BO-02, BO-03 and BO-04 series is not carried out aimed at funding a certain transaction (interrelated transactions).

d) other information that the Issuer deems necessary to indicate in the introduction:

none

This Prospectus contains estimates and forecasts of the authorized management bodies of the Issuer regarding future events and/or actions, development prospects for the industry, where the Issuer carries out its principal activities, and results of the said activities, including plans of the Issuer and the probability of occurrence of certain events and committing certain actions. Investors shall not fully rely on estimates and forecasts of the management bodies of the Issuer, since the actual operation results of the Issuer in the future may differ from the predicted results due to many reasons. Acquisition of the securities of the Issuer is connected to the risks described herein.